EXHIBIT 99.1

Janus Henderson Group plc Reports Fourth Quarter and Full-Year 2022 Results

●	Solid long-term investment performance, with 41%, 67%, 70%, and 75% of assets under management (“AUM”) outperforming relevant benchmarks on a one-, three-, five-, and 10-year basis, respectively, as of December 31, 2022
●	AUM increased 5% to US$287 billion compared to the prior quarter, due to market performance and U.S. dollar depreciation, partially offset by US$(11) billion of net outflows, of which US$(7) billion was from previously announced redemptions
●	Fourth quarter 2022 diluted EPS of US$0.39, or US$0.61 on an adjusted basis
●	Strong balance sheet and cash generation with US$1.2 billion in cash and cash equivalents and US$146 million of cash provided from operating activities in the fourth quarter 2022
●	Board declared a quarterly dividend of US$0.39 per share; returned US$358 million in capital through dividends and share buybacks in 2022

LONDON — Janus Henderson Group plc (NYSE/ASX: JHG; “JHG” or the “Company”) published its fourth quarter and full-year 2022 results for the period ended December 31, 2022.

Fourth quarter 2022 operating income was US$67.8 million compared to US$120.7 million in the third quarter 2022 and US$157.6 million in the fourth quarter 2021. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$123.2 million in the fourth quarter 2022 compared to US$125.4 million in the third quarter 2022 and US$239.7 million in the fourth quarter 2021.

Fourth quarter 2022 diluted earnings per share of US$0.39 compared to US$0.65 in the third quarter 2022 and US$0.78 in the fourth quarter 2021. Adjusted diluted earnings per share of US$0.61 in the fourth quarter 2022 compared to US$0.61 in the third quarter 2022 and compared to US$1.05 in the fourth quarter 2021.

Ali Dibadj, Chief Executive Officer, stated:

“The global market volatility and headwinds in 2022 created one of the most challenging investment backdrops in history. Amidst these extreme conditions, I am proud of the tremendous amount of work completed during the year as we reposition Janus Henderson. During the year, we created a strategic roadmap, added extraordinary talent and leadership, including on our Board of Directors, and started implementing cost efficiencies to provide the ‘Fuel for Growth’ to reinvest in the business for growth—all while keeping our clients, and their clients, at the heart of everything we do.

”The current environment remains uncertain. Our focus will be to control what we can control and position Janus Henderson for growth. We have a strong balance sheet, good cash generation, disciplined investment teams and processes, and tight cost management, which are essential to delivering superior outcomes for our clients, employees, shareholders, and other stakeholders.”

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Company presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, JHG management evaluates the profitability of the Company and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See “Reconciliation of non-GAAP financial information” below for additional information.

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2022	2022	2021	2022	2021
GAAP basis:
Revenue	515.2	512.9	697.2	2,203.6	2,767.0
Operating expenses	447.4	392.2	539.6	1,713.8	1,946.1
Operating income	67.8	120.7	157.6	489.8	820.9
Operating margin	13.2%	23.5%	22.6%	22.2%	29.7%
Net income attributable to JHG	65.0	107.6	132.5	372.4	620.0
Diluted earnings per share	0.39	0.65	0.78	2.23	3.57

Adjusted basis:
Revenue	405.2	394.2	549.9	1,705.3	2,212.9
Operating expenses	282.0	268.8	310.2	1,128.6	1,251.9
Operating income	123.2	125.4	239.7	576.7	961.0
Operating margin	30.4%	31.8%	43.6%	33.8%	43.4%
Net income attributable to JHG	102.0	101.1	180.1	433.8	739.5
Diluted earnings per share	0.61	0.61	1.05	2.60	4.26

DIVIDEND AND SHARE BUYBACK

On February 1, 2023, the Board declared a fourth quarter dividend in respect of the three months ended December 31, 2022, of US$0.39 per share. Shareholders on the register on the record date of February 13, 2023, will be paid the dividend on February 28, 2023.

The Company did not purchase any shares of its common stock on the New York Stock Exchange (“NYSE”) or CHESS Depositary Interests (“CDIs”) on the Australian Securities Exchange (“ASX”) in the fourth quarter as part of the US$200 million on-market buyback program approved by the Board in May 2022.

AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client switches.

Total comparative AUM and flows

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2022	2022	2021	2022	2021
Opening AUM	274.6	299.7	419.3	432.3	401.6
Sales	14.8	11.4	19.3	60.5	74.4
Redemptions	(25.8)	(17.2)	(24.5)	(97.0)	(90.6)
Net sales / (redemptions)	(11.0)	(5.8)	(5.2)	(36.5)	(16.2)
Market / FX	23.7	(19.3)	18.2	(80.2)	46.9
Reclassifications and disposals[1]	—	—	—	(28.3)	—
Closing AUM	287.3	274.6	432.3	287.3	432.3

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Quarterly AUM and flows by capability

					Total excl
		Fixed			Quantitative	Quantitative
	Equities	Income	Multi-Asset	Alternatives	Equities	Equities	Total
AUM 31 Dec 2021	244.3	79.6	59.7	10.7	394.3	38.0	432.3
Sales	8.5	6.0	2.3	0.9	17.7	0.2	17.9
Redemptions	(12.3)	(6.0)	(4.5)	(1.1)	(23.9)	(5.9)	(29.8)
Net sales / (redemptions)	(3.8)	—	(2.2)	(0.2)	(6.2)	(5.7)	(11.9)
Market / FX	(20.5)	(4.1)	(3.6)	(0.2)	(28.4)	(2.7)	(31.1)
Reclassifications and disposals[1]	1.3	—	—	—	1.3	(29.6)	(28.3)
AUM 31 Mar 2022	221.3	75.5	53.9	10.3	361.0	—	361.0
Sales	5.5	4.9	1.6	4.4	16.4	—	16.4
Redemptions	(11.3)	(8.2)	(2.5)	(2.2)	(24.2)	—	(24.2)
Net sales / (redemptions)	(5.8)	(3.3)	(0.9)	2.2	(7.8)	—	(7.8)
Market / FX	(38.5)	(7.7)	(6.5)	(0.8)	(53.5)	—	(53.5)
AUM 30 Jun 2022	177.0	64.5	46.5	11.7	299.7	—	299.7
Sales	4.8	4.4	1.5	0.7	11.4	—	11.4
Redemptions	(8.9)	(5.6)	(1.7)	(1.0)	(17.2)	—	(17.2)
Net sales / (redemptions)	(4.1)	(1.2)	(0.2)	(0.3)	(5.8)	—	(5.8)
Market / FX	(11.1)	(4.8)	(2.5)	(0.9)	(19.3)	—	(19.3)
AUM 30 Sep 2022	161.8	58.5	43.8	10.5	274.6	—	274.6
Sales	5.6	7.7	1.1	0.4	14.8	—	14.8
Redemptions	(13.1)	(9.6)	(2.1)	(1.0)	(25.8)	—	(25.8)
Net sales / (redemptions)	(7.5)	(1.9)	(1.0)	(0.6)	(11.0)	—	(11.0)
Market / FX	17.0	3.2	2.7	0.8	23.7	—	23.7
AUM 31 Dec 2022	171.3	59.8	45.5	10.7	287.3	—	287.3

1	Disposals relate to the sale of Intech, and reclassifications relate to a reclassification of existing funds from Quantitative Equities to Equities.

Average AUM by capability

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2022	2022	2021	2022	2021
Equities	171.3	182.4	243.0	193.2	236.4
Fixed Income	59.0	63.7	79.8	67.2	80.6
Multi-Asset	45.5	47.5	57.3	49.2	53.2
Quantitative Equities	—	—	38.7	7.7	41.3
Alternatives	10.7	11.4	10.6	11.5	10.5
Total	286.5	305.0	429.4	328.8	422.0

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as of December 31, 2022)

Capability	1-year	3-year	5-year	10-year
Equities	58%	54%	57%	64%
Fixed Income	18%	78%	89%	90%
Multi-Asset	5%	96%	96%	99%
Alternatives	34%	100%	100%	100%
Total	41%	67%	70%	75%

Outperformance is measured based on composite performance gross of fees versus primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees versus zero for absolute return strategies, (2) fund net of fees versus primary index, or (3) fund net of fees versus Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

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Cash management vehicles, ETF-enhanced beta strategies, Managed CDOs, Private Equity funds, and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Performance across all time periods excludes Intech, the sale of which was completed March 31, 2022. Excluded assets represent 5% of AUM as of December 31, 2022. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (as of December 31, 2022)

Capability	1-year	3-year	5-year	10-year
Equities	61%	54%	72%	89%
Fixed Income	22%	36%	68%	65%
Multi-Asset	5%	92%	92%	96%
Alternatives	98%	97%	97%	100%
Total	46%	60%	76%	88%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (U.S. Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs, and Australian Managed Investment Schemes. Performance across all time periods excludes Intech, the sale of which was completed March 31, 2022. The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5-, and 10-year periods ending December 31, 2022, 52%, 54%, 59%, and 67% of the 187, 179, 172, and 154 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on “primary” share class (Class I Shares, Institutional Shares, or share class with longest history for U.S. Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2022 Morningstar, Inc. All Rights Reserved.

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FIRST QUARTER 2023 RESULTS

Janus Henderson intends to publish its first quarter 2023 results on May 3, 2023.

FOURTH QUARTER AND FULL-YEAR 2022 RESULTS BRIEFING INFORMATION

Chief Executive Officer Ali Dibadj and Chief Financial Officer Roger Thompson will present these results on February 2, 2023, on a conference call and webcast to be held at 8 a.m. EST, 1 p.m. GMT, 12 a.m. AEDT (February 3).

Those wishing to participate should call:

United States	844 200 6205 (toll free)
United Kingdom	0808 189 6484 (toll free)
Australia	02 7908 3093 (this is not toll free)
All other countries	+1 929 526 1599 (this is not toll free)
Conference ID	264757

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, multi-asset, and alternative asset class strategies.

As of December 31, 2022, Janus Henderson had approximately US$287 billion in assets under management, more than 2,000 employees, and offices in 23 cities worldwide. Headquartered in London, the company is listed on the NYSE and the ASX.

Investor enquiries:	Media enquiries:
Jim Kurtz	Nicole Mullin
Head of Investor Relations +1 303 336 4529	Director of Media Relations +44 (0)20 7818 2511
jim.kurtz@janushenderson.com	nicole.mullin@janushenderson.com

Or

Investor Relations
investor.relations@janushenderson.com

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions, except per share data or as noted)	2022	2022	2021	2022	2021
Revenue:
Management fees	405.6	426.2	565.9	1,799.4	2,189.4
Performance fees	14.3	(13.2)	7.7	(10.7)	102.7
Shareowner servicing fees	51.3	54.0	68.3	224.0	260.7
Other revenue	44.0	45.9	55.3	190.9	214.2
Total revenue	515.2	512.9	697.2	2,203.6	2,767.0

Operating expenses:
Employee compensation and benefits	159.4	142.5	160.1	611.5	693.3
Long-term incentive plans	47.5	41.1	42.7	180.7	181.0
Distribution expenses	110.0	118.7	147.3	498.3	554.1
Investment administration	11.8	12.5	12.9	49.4	51.6
Marketing	6.3	5.6	11.3	27.1	31.7
General, administrative and occupancy	69.2	64.7	77.6	279.3	271.8
Impairment of goodwill and intangible assets	35.8	—	77.5	35.8	121.9
Depreciation and amortization	7.4	7.1	10.2	31.7	40.7
Total operating expenses	447.4	392.2	539.6	1,713.8	1,946.1

Operating income	67.8	120.7	157.6	489.8	820.9

Interest expense	(3.1)	(3.1)	(3.2)	(12.6)	(12.8)
Investment gains (losses), net	17.3	11.0	(7.3)	(113.3)	0.8
Other non-operating income, net	4.8	13.9	8.0	11.5	8.8
Income before taxes	86.8	142.5	155.1	375.4	817.7
Income tax provision	(5.6)	(27.9)	(29.6)	(100.9)	(205.3)
Net income	81.2	114.6	125.5	274.5	612.4
Net loss (income) attributable to noncontrolling interests	(16.2)	(7.0)	7.0	97.9	7.6
Net income attributable to JHG	65.0	107.6	132.5	372.4	620.0
Less: allocation of earnings to participating stock-based awards	(2.1)	(3.5)	(3.6)	(11.3)	(17.7)
Net income attributable to JHG common shareholders	62.9	104.1	128.9	361.1	602.3

Basic weighted-average shares outstanding (in millions)	160.1	160.5	165.6	161.7	167.9
Diluted weighted-average shares outstanding (in millions)	160.4	160.9	166.2	162.0	168.5

Diluted earnings per share (in US$)	0.39	0.65	0.78	2.23	3.57

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of GAAP revenue, operating expenses, operating income, net income attributable to JHG, and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG, and adjusted diluted earnings per share.

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions, except per share data or as noted)	2022	2022	2021	2022	2021
Reconciliation of revenue to adjusted revenue
Revenue	515.2	512.9	697.2	2,203.6	2,767.0
Management fees[1]	(39.3)	(46.0)	(56.5)	(193.2)	(208.4)
Shareowner servicing fees[1]	(42.4)	(43.7)	(56.2)	(185.2)	(214.7)
Other revenue[1]	(28.3)	(29.0)	(34.6)	(119.9)	(131.0)
Adjusted revenue	405.2	394.2	549.9	1,705.3	2,212.9

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	447.4	392.2	539.6	1,713.8	1,946.1
Employee compensation and benefits[2]	(16.8)	—	—	(16.8)	—
Long-term incentive plans[2]	(2.1)	(2.4)	0.1	(21.1)	0.4
Distribution expenses[1]	(110.0)	(118.7)	(147.3)	(498.3)	(554.1)
General, administration and occupancy[2]	(0.2)	(1.7)	(2.6)	(9.5)	(10.8)
Impairment of goodwill and intangible assets[3]	(35.8)	—	(77.5)	(35.8)	(121.9)
Depreciation and amortization[3]	(0.5)	(0.6)	(2.1)	(3.7)	(7.8)
Adjusted operating expenses	282.0	268.8	310.2	1,128.6	1,251.9

Adjusted operating income	123.2	125.4	239.7	576.7	961.0

Operating margin	13.2%	23.5%	22.6%	22.2%	29.7%
Adjusted operating margin	30.4%	31.8%	43.6%	33.8%	43.4%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	65.0	107.6	132.5	372.4	620.0
Employee compensation and benefits[2]	16.8	—	—	16.8	—
Long-term incentive plans[2]	2.1	2.4	(0.1)	21.1	(0.4)
General, administration and occupancy[2]	0.2	1.7	2.6	9.5	10.8
Impairment of goodwill and intangible assets[3]	35.8	—	77.5	35.8	121.9
Depreciation and amortization[3]	0.5	0.6	2.1	3.7	7.8
Investment gains, net[4]	0.4	—	—	0.4	0.2
Other non-operating income (expense), net[4]	0.1	(10.3)	(9.1)	0.3	(14.2)
Income tax provision[5]	(18.9)	(0.9)	(25.4)	(26.2)	(6.6)
Adjusted net income attributable to JHG	102.0	101.1	180.1	433.8	739.5
Less: allocation of earnings to participating stock-based awards	(3.4)	(3.3)	(5.0)	(13.1)	(21.1)
Adjusted net income attributable to JHG common shareholders	98.6	97.8	175.1	420.7	718.4

Weighted-average diluted common shares outstanding – diluted (two class) (in millions)	160.4	160.9	166.2	162.0	168.5
Diluted earnings per share (two class) (in US$)	0.39	0.65	0.78	2.23	3.57
Adjusted diluted earnings per share (two class) (in US$)	0.61	0.61	1.05	2.60	4.26

1	JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for

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performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and service fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.
2	Adjustments for the year ended December 31, 2022, and the three months ended December 31 and September 30, 2022, consist primarily of long-term incentive plan expense acceleration related to the departure of certain employees and rent expense for subleased office space. Adjustments for the year ended December 31, 2021, include a one-time charge related to the employee benefits trust and rent expense for subleased office space. Adjustments for the three months ended December 31, 2021, include rent expense for subleased office space. JHG management believes these costs do not represent our ongoing operations.
3	Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognized at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortized on a straight-line basis over the expected life of the contracts. Adjustments also include impairment charges of certain mutual fund investment management contracts, client relationships and trademarks. JHG management believes these non-cash and acquisition-related costs do not represent our ongoing operations.
4	Adjustments primarily relate to accumulated foreign currency translation expense related to liquidated JHG entities and rental income from subleased office space. In addition, the adjustments for the years ended December 31, 2022 and 2021, include a one-time charge related to the sale of subsidiaries. JHG management believes these costs are not representative of our ongoing operations.
5	The tax impact of the adjustments is calculated based on the applicable U.S. or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	31 Dec	31 Dec
(in US$ millions)	2022	2021
Assets:
Cash and cash equivalents	1,162.3	1,107.3
Investment securities	261.6	451.4
Property, equipment and software, net	51.8	63.3
Intangible assets and goodwill, net	3,667.8	3,884.2
Assets of consolidated variable interest entities	352.0	264.3
Other assets	742.3	931.9
Total assets	6,237.8	6,702.4

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	307.5	310.4
Deferred tax liabilities, net	574.6	619.2
Liabilities of consolidated variable interest entities	4.3	2.6
Other liabilities	754.9	967.9
Redeemable noncontrolling interests	233.9	163.4
Total equity	4,362.6	4,638.9
Total liabilities, redeemable noncontrolling interests and equity	6,237.8	6,702.4

Condensed consolidated statements of cash flows (unaudited)

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions)	2022	2022	2021	2022	2021
Cash provided by (used for):
Operating activities	146.0	221.9	281.2	473.3	895.4
Investing activities	(52.5)	51.8	(17.5)	58.5	(283.3)
Financing activities	(3.9)	(64.5)	(90.7)	(419.1)	(588.1)
Effect of exchange rate changes	51.1	(47.2)	1.0	(54.9)	(13.5)
Net change during period	140.7	162.0	174.0	57.8	10.5

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STATUTORY DISCLOSURES

Associates and joint ventures

As of December 31, 2022, the Company holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

●	LongTail Alpha LLC ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows of JHG in accordance with GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson’s Annual Report on Form 10-K for the year ended December 31, 2021, on file with the SEC (Commission File No. 001-38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors, including, but not limited to, recent changes in interest rates and inflation, volatility, or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions and other withdrawals from the funds and accounts we manage, and other factors identified in JHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in other filings or furnishings made by the Company with the Securities and Exchange Commission from time to time (Commission File No. 001-38103), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as of the date on which such statements were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise, except as required by law.

Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries.

© Janus Henderson Group plc.

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